EXHIBIT 3.2


                                    EXHIBIT B

                               CODE OF REGULATIONS

                                     - of -

                            KAHIKI SUPPER CLUB, INC.


                                    ARTICLE I

                                     Office

         The principal office of the Corporation shall be at such place within the city, village, or township specified in the Articles of Incorporation as may be determined and designated from time to time by the Board of Directors.

                                   ARTICLE II

                            Meetings of Shareholders

         Section 1. Annual Meeting. The annual meeting of shareholders for the purpose of electing directors and for the transaction of such other business as may properly come before the meeting shall be held on the second Tuesday of the fourth month after the close of the fiscal year of the Corporation or at such other date as may be determined by the Board of Directors.

         Section 2. Special Meetings. Special meetings of the shareholders may be called by the Chairman of the Board, by the President, or in the case of the President's absence, death, or disability, by the Vice President authorized to exercise the authority of the President, or by the Board of Directors by action at a meeting, or by a majority of the directors then in office acting without a meeting, and shall be called by the President or the Secretary upon written request of shareholders holding of record fifty percent or more of all shares outstanding and entitled to vote thereat. No business other than that specified in the notice shall be considered at any special meeting except with the unanimous consent of all shareholders entitled to receive notice of such meeting.

         Section 3. Place of Meetings. Meetings of shareholders shall be held at the principal office of the Corporation, unless the Board of Directors determines that a


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meeting shall be held at some other place within or without the State of Ohio and causes the notice thereof to so state.

         Section 4. Notice of Meeting. Except as otherwise permitted by law, a written notice of each annual or special meeting stating the time and place and the purpose or purposes thereof shall be personally delivered or mailed postage prepaid to each shareholder of record entitled to notice of such meeting, not more than sixty days nor less than seven days before such meeting. If mailed, such notice shall be addressed to the shareholder at his address as it appears upon the records of the Corporation. Notice of adjournment of a meeting need not be given if the time and place to which it is adjourned are fixed and announced at such meeting.

         Notice of the time, place, and purposes of any meeting of shareholders, whether required by law, the Articles of Incorporation, or this Code of Regulations, may be waived in writing, either before or after the holding of such meeting, by any shareholder, which writing shall be filed with or entered upon the records of the meeting. The attendance of any shareholder at any such meeting without protesting, prior to or at the commencement of the meeting, the lack of proper notice shall be deemed to be a waiver by him of notice of such meeting; provided, however, that such waiver shall not be deemed to permit consideration at a special meeting of any business not specified in the notice.

         Section 5. Quorum. The holders of shares entitling them to exercise a majority of the voting power of the Corporation, present in person or by proxy, shall constitute a quorum for all purposes, except when a greater proportion is required by law. At any meeting at which a quorum is present, all questions and business which shall come before the meeting shall be determined by the vote of the holders of a majority of the voting shares held by shareholders present in person or by proxy at the meeting, except when a different proportion is required by law, by the Articles of Incorporation, or by this Code of Regulations.

         At any meeting, whether a quorum is present or not, the holders of a majority of the voting shares held by shareholders present in person or by proxy may adjourn from time to time and from place to place without notice other than by announcement at the meeting. At any such adjourned meeting at which a quorum is present, any business may be transacted which could have been transacted at the meeting as originally noticed or held.

         Section 6. Proxies. The instrument appointing a proxy shall be in writing and subscribed by the person making the appointment. The person so appointed need not be a shareholder. A vote in accordance with the terms of a proxy shall be valid


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notwithstanding the previous death or incapacity of the principal or revocation of the appointment unless notice in writing of such death, incapacity or revocation shall have been given to the Corporation before such vote is taken. The presence of a shareholder at a meeting shall not operate to revoke a proxy unless and until notice of such revocation is given to the Corporation in writing or in open meeting.

         Section 7. Financial Report. At the annual meeting of shareholders, or the meeting held in lieu thereof, there shall be laid before the shareholders a financial statement consisting of a balance sheet containing a summary of the assets, liabilities, stated capital, and surplus (showing separately any capital surplus arising from unrealized appreciation of assets, other capital surplus, and earned surplus) of the Corporation as of a date not more than four months before such meeting (except that if such meeting is an adjourned meeting, such balance sheet may be as of a date not more than four months before the date of the meeting as originally convened), and a statement of profit and loss and surplus, including a summary of profits, dividends paid, and other changes in the surplus accounts of the Corporation for the period commencing with the date marking the end of the period for which the last preceding statement of profit and loss was made as required hereby and ending with the date of such balance sheet.

         The financial statement shall have appended thereto a certificate signed by the President or a Vice President or the Treasurer or an Assistant Treasurer of the Corporation or by a public accountant or firm of public accountants to the effect that the financial statement presents fairly the position of the Corporation and the results of its operations in conformity with generally accepted accounting principles applied on a basis consistent with that of the preceding period, or such other certificate as in accordance with sound accounting practice.

         Section 8. Action Without a Meeting. Any action which may be authorized or taken at a meeting of shareholders of the Corporation may be authorized or taken without a meeting with the affirmative vote or approval of, and in a writing or writings signed by, all the shareholders who would be entitled to notice of a meeting of the shareholders held for such purpose, which writing or writings shall be filed with or entered upon the records of the Corporation.

                                   ARTICLE III

                                    Directors

     Section 1. Number of Directors. Until changed in accordance with the provisions of this Section, there shall be three (3) directors of the Corporation. The


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number of directors of the Corporation may be increased or reduced (I) at any meeting of shareholders called for the purpose of electing directors, at which a quorum is present, by the affirmative vote of the holders of a majority of the voting shares held by shareholders present in person or by proxy at the meeting, or (ii) at any meeting of directors at which a quorum is present, by the affirmative vote of a majority of the directors present. No reduction in the number of directors shall of itself have the effect of shortening the term of any incumbent director.

         Section 2. Election and Term of Office. At all elections of directors the candidates receiving the greatest number of votes shall be elected. Each director shall hold office until the annual meeting of shareholders next succeeding his election and until his successor is elected, or until his earlier resignation, removal from office, or death.

         Section 3. Qualification of Directors. Directors of the Corporation need not be shareholders of the Corporation.

         Section 4. Vacancies. The directors then in office though less than a majority of the whole authorized number of directors, may by the vote of a majority of their number, fill, for the unexpired term, any vacancy in the Board of Directors or any director's office that is created by an increase in the authorized number of directors. If any vacancy in the Board of Directors or any director's office that is created by an increase in the authorized number of directors is not filled in accordance with this Section by the directors then in office, shareholders entitled to elect directors shall have the right to fill the same at any meeting of the shareholders called for that purpose, and any director elected at any such meeting of shareholders shall serve until the next annual election of directors and until his successor is elected, or until his earlier resignation, removal from office, or death.

         Section 5. Performance of Duties. A director shall perform his duties as a director, including his duties as a member of any committee of directors appointed by the Board as hereinafter provided, in a manner and with the care required of a director under Ohio law. In performing his duties, a director is entitled to rely on information, opinions, reports, or statements, including financial statements and other financial data, that are prepared or presented by
(I) one or more directors, officers, or employees of the Corporation whom the director reasonably believes are reliable and competent in the matters prepared or presented; (ii) counsel, public accountants, or other persons as to matters that the director reasonably believes are within the person's professional or expert competence; or (iii) a committee of directors upon which the director does not serve, duly established as hereinafter provided as to


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matters within its designated authority, which committee the director reasonably believes to merit confidence.

                                   ARTICLE IV

            Powers, Meetings and Committees of the Board of Directors


         Section 1. Powers of the Board. Except in those instances in which the law, the Articles of Incorporation, or this Code of Regulations requires action to be authorized or taken by the shareholders, all of the authority or the Corporation shall be exercised by or under the direction of the Board of Directors.

         Section 2. Meetings of the Board. An annual meeting of the Board of Directors shall be held immediately following the adjournment of each annual meeting of shareholders of the Corporation, and notice of such meeting need not be given.

         The Board of Directors may, by by-law or resolution, provide for other meetings of the Board. Meetings of the Board may also be held at any time upon call of the Chairman of the Board, the President, or any two members of the Board.

         Meetings of the Board of Directors shall be held at the principal office of the Corporation (I) unless held in accordance with Section 5 of this
Article IV, or (ii) unless the Board of Directors determines that a meeting shall be held at some other place within or without the State of Ohio and causes the notice thereof to so state. Written notice of the time and place of each meeting of the Board of Directors other than the annual meeting shall be given to each director, either by personal delivery or by mail, telegram, or cablegram, at least two days prior to the date of such meeting. Such notice may be waived in writing, either before or after the holding of such meeting, any director, which writing shall be filed with or entered upon the records of the meeting. The attendance of any director at any such meeting without protesting, prior to or at the commencement of the meeting, the lack of proper notice shall be deemed to be a waiver by him of notice of such meeting.

         Section 3. Quorum. A majority of the whole authorized number of directors shall constitute a quorum for the transaction of business, except that a majority of the directors then in office shall constitute a quorum for filling a vacancy in the Board of Directors. Whenever less than a quorum is present at any time and place appointed for a meeting of the Board, a majority of those present may adjourn the meeting from time to time without notice, other than by announcement at the meeting, until a quorum shall be present. The act of a majority of directors present at a meeting


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at which a quorum is present shall be the act of the Board of Directors unless the act of a greater number is required by the Articles of Incorporation or this Code of Regulations.

         Section 4. Action Without a Meeting. Any action which may be authorized or taken at a meeting of the Board of Directors may be authorized or taken without a meeting with the affirmative vote or approval of, and in a writing or writings signed by, all the directors, which writing or writings shall be filed with or entered upon the records of the Corporation.

         Section 5.  Action by Communications Equipment.
         Directors may participate in a meeting of the Board or any committee of directors appointed by the Board as hereinafter provided by means of conference telephone or other communications equipment if all persons participating can hear each other. Participation in a meeting pursuant to this Section shall constitute presence at such meeting.

         Section 6. By-Laws of the Board. The Board of Directors may adopt by-laws for the government of its actions consistent with the Articles of Incorporation and this Code of Regulations.

         Section 7. Committees. The Board of Directors may create one or more committees of directors, each of which shall be comprised of three or more directors. The resolution establishing each such committee shall specify a designation by which it shall be known and shall fix its powers and authority. The Board of Directors may delegate to any such committee any of the authority of the Board of Directors, however conferred, other than the authority of filling vacancies among the directors or in any committee of the directors.

         The Board of Directors may likewise appoint one or more directors as alternate members of any such committee, who may take the place of any absent member or members at any meeting of the particular committee.

         Each such committee shall serve at the pleasure of Board of Directors, shall act only in the intervals between meetings of the Board of Directors, and shall be subject to the control and direction of the Board of Directors.

         An act or authorization of an act by any such committee within the authority delegated to it by the resolution establishing it shall be as effective for all purposes as the act or authorization of the Board of Directors.



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         Any such committee may act by a majority of its members at meeting or by a writing or writings signed by all of its members, which writing or writings shall be filed with or entered upon the records of the Corporation.

         The Board of Directors may likewise appoint other individuals who are not members of the Board of Directors to act as members of any committee; provided, however, that any such individual shall only act in an advisory capacity and shall not have any vote upon any matter of business before the committee.

                                    ARTICLE V

                                    Officers

         Section l. Officers. The officers of the Corporation shall be a President, a Secretary, and a Treasurer, and such ether officers (including, without limitation, a Chairman of the Board) and assistant officers as the Board of Directors may from time to time determine.

         Section 2. Election and Term of Office. Each officer of the Corporation shall be elected by the Board of Directors, and shall hold office until the annual meeting of the Board of Directors following his election or until his earlier resignation, removal from office, or death. The Board of Directors may remove any officer at any time, with or without cause. The Board of Directors may fill any vacancy in any office occurring from whatever cause.

         Section 3. Duties of Officers. Each officer and assistant officer shall have such duties, responsibilities, powers and authority as may be prescribed by law or assigned to him by the Board of Directors from time to time.

                                   ARTICLE VI

                 Indemnification of Directors and Other Persons

         The Corporation shall, and does hereby, indemnify any person who served or serves as a director, officer, employee or agent of the Corporation, or who served or serves at the request of the Corporation as a director, trustee, officer, employee or agent of another corporation, domestic or foreign, nonprofit or for profit, partnership, joint venture, trust, or other enterprise, against any and all losses, liabilities, damages, and expenses, including attorneys' fees, judgments, fines, and amounts paid in settlement, incurred by such person, in connection with any claim, action, suit, or proceeding, whether civil, criminal, administrative, or investigative, including any


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action by or in the right of the Corporation, by reason of any act or omission to act as such director, trustee, officer, employee or agent, to the full extent permitted by Ohio law including, without limitation, the provisions of Section 1701.13 of the Ohio Revised code.

         The indemnification provided by this Article VI shall not be deemed exclusive of any other rights to which any person seeking indemnification may be entitled under the Articles of Incorporation, this Code of Regulations or any agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, trustee, officer, employee or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

                                   ARTICLE VII

                        Certificates for Shares of Stock

         Section 1. The interest of each shareholder of the Corporation shall be evidenced by a certificate or certificates for shares in such form as the Board of Directors may from time to time prescribe. The shares of the Corporation shall be transferable on the books of the Corporation by the holder thereof in person or by his attorney, upon surrender for cancellation of a certificate or certificates for the same number of shares, with an assignment and power of transfer endorsed thereon or attached thereto, duly executed, and with such proof of the authenticity of the signature as the Corporation or its agent may reasonably require.

         Section 2. The certificates for shares shall be signed by the Chairman of the Board or the President or a Vice President and by the Secretary or the Treasurer or an Assistant Secretary or an Assistant Treasurer, and shall be countersigned and registered in such manner, if any, as the Board of Directors may by resolution prescribe.

         Section 3. No certificate for shares shall be delivered in place of any certificate alleged to have been lost, stolen or destroyed, except upon production of such evidence of such loss, theft or destruction and Upon delivery to the Corporation of a bond of indemnity in such amount, upon such terms and secured by such surety, as the Board of Directors in its discretion may require. The Board of Directors may, in its discretion, waive the requirement of a bond of indemnity.




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                                  ARTICLE VIII

                                      Seal

         The Corporation may, by action of the Board of Directors, adopt a corporate seal. Failure to affix the corporate seal shall not affect the validity of any instrument.



                                   ARTICLE IX

                                   Amendments

         This Code of Regulations may be amended or repealed (I) at any meeting of shareholders called for that purpose by the affirmative vote of the holders of record of shares entitling them to exercise a majority of the voting power of the corporation on such proposal, or (ii) Section 8 of Article II notwithstanding, without a meeting, by the written consent of the holders of record of shares entitling them to exercise a majority of the voting power of the Corporation on such proposal.